WPP 2025 LLC,

as Issuer

and

WPP PLC,

as Parent Guarantor

and

WPP JUBILEE LIMITED,

WPP 2005 LIMITED,

as Subsidiary Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

Citibank, N.A.,

as Registrar and Paying Agent and Authenticating Agent

_______________

First Supplemental Indenture

Dated as of March 30, 2026

_______________

U.S.$600,000,000 6.500% Senior Notes due 2036

TABLE OF CONTENTS

FIRST SUPPLEMENTAL INDENTURE, dated as of March 30, 2026 (the “First Supplemental Indenture”), among WPP 2025 LLC, a limited liability company incorporated under the laws of Delaware (herein called the “Issuer”), having its registered office at Corporate Creations Network Inc., 1521 Concord Pike, Suite 201, Wilmington, DE 19803, United States, WPP PLC, a public company limited by shares incorporated under the 1aws of Jersey (the “Parent Guarantor”), WPP JUBILEE LIMITED, a private limited company incorporated under the laws of England and Wales, and WPP 2005 LIMITED, a private limited company incorporated under the laws of England and Wales (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), Wilmington Trust, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”), Citibank, N.A., a national banking association, as the Registrar (herein called the “Registrar”) and Paying Agent (herein called the “Paying Agent”) and Authenticating Agent (herein called “Authenticating Agent”), to the Base Indenture, dated as of March 30, 2026, among the Issuer, WPP Finance 2010, the Parent Guarantor, the Subsidiary Guarantors, the Trustee, the Registrar and Paying Agent (as amended and supplemented from time to time, exclusive of any supplemental indentures creating a new series of Securities, herein called the “Base Indenture”, and collectively with this First Supplemental Indenture (the “Indenture”)).

W I T N E S S E T H:

WHEREAS, the Base Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Issuer, and Section 9.1 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Issuer desires by this First Supplemental Indenture to create a series of Securities to be issuable under the Base Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Issuer’s “U.S.$600,000,000 6.500% Senior Notes due 2036” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms and provisions of which are to be as specified in this First Supplemental Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

1

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Issuer and the Guarantors covenant and agree with the Trustee, Registrar, Paying Agent and Authenticating Agent as follows:

ARTICLE One
Definitions

Section 1.01      Provisions of the Base Indenture.

Except as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect with respect to the Notes. The Base Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Base Indenture shall be bound hereby.

Section 1.02      Definitions.

For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this First Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this First Supplemental Indenture;

(d) the term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Issue Date” means the date that Notes were originally issued under this First Supplemental Indenture.

2

ARTICLE Two

General Terms And Conditions of The Notes

Section 2.01      Designation and Principal Amount.

(a)   There is hereby authorized and established a series of Securities designated the “U.S.$600,000,000 6.500% Senior Notes due 2036” (the “Notes”), in an initial aggregate principal amount of U.S.$600,000,000, which amount shall be specified in the Issuer Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

(b)  The Issuer may, from time to time and without the consent of the Holders, issue additional Notes, with Guarantees as provided in the Base Indenture, on terms and conditions identical to those of the Notes previously issued, which additional Notes, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes previously issued. At any time and from time to time, the Trustee (if the Notes are to be authenticated by both the Trustee and the Authenticating Agent) and the Authenticating Agent shall upon receipt of an Issuer Order for the authentication and delivery of such additional Notes, authenticate and deliver such additional Notes in accordance with such Issuer Order. In authenticating such additional Notes, and/or accepting the additional responsibilities under the Base Indenture and/or First Supplemental Indenture in relation to such additional Notes, as applicable, the Trustee and the Authenticating Agent shall be entitled to receive, and (subject to Sections 6.1 and 6.3 of the Base Indenture) shall be fully protected in relying upon, an Opinion of Counsel addressing the matters applicable to the Opinion of Counsel as set forth in Section 3.3 of the Base Indenture.

Section 2.02      Stated Maturity

The Stated Maturity of the Notes shall be March 30, 2036.

Section 2.03      Interest

(a)   The Notes shall bear interest at the rate of 6.500% per annum, subject to Section 2.03(b), from March 30, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest shall be payable semi-annually on March 30 and September 30 (each an “Interest Payment Date”), beginning on September 30, 2026, to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding the related Interest Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, interest will be paid the following day that is a Business Day with the full force and effect as if paid on the Interest Payment Date.

(b)  Any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note, from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.7 of the Base Indenture.

3

Section 2.04      Authorized Denominations

The Notes of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof.

Section 2.05      Listing

The Issuer shall use its best efforts to ensure that the Notes, subject to official notice of issuance, are admitted to listing on the New York Stock Exchange no later than the business day immediately preceding the first Interest Payment date in respect of the Notes and shall from time to time take such other actions as shall be necessary or advisable to maintain any such admission to listing and/or trading of the Notes in accordance with the terms of this Section 2.05.

Section 2.06      Optional Redemption

The Issuer at its option and from time to time, may redeem all or any portion of the Notes of any series prior to their Stated Maturity on the terms set forth in Section 11.8 of the Base Indenture and as shall be modified by Section 3.01 hereof.

Section 2.07      Tax Redemption

As provided Section 11.9 of the Base Indenture (and as shall be modified in Section 3.01 hereof), the Issuer shall have the right to redeem the Notes upon the occurrence of certain events relating to taxation, as a result of which the Issuer or a Guarantor becomes obligated to pay Additional Amounts on the Notes, in which case the Issuer may redeem the Notes in whole but not in part at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the Redemption Date.

Section 2.08      Repurchase upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised earlier its right to redeem the Notes pursuant to this First Supplemental Indenture, each Holder shall have the option to require the Issuer to repurchase all or any portion of its Notes (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) on the Repurchase Date (as defined in Section 3.01) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

4

Section 2.09      Ranking

The Notes shall be the Issuer’s senior, unsecured indebtedness and rank equally in right of payment with all of its other unsecured and unsubordinated debt obligations from time to time outstanding.

Section 2.10      Guarantees

The Parent Guarantor and the Subsidiary Guarantors shall fully and unconditionally guarantee, on a joint and several basis, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes or under the Indenture, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the Stated Maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture. The full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the Stated Maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture shall also be guaranteed by any other Guarantor that may guarantee the Notes.

The Guarantees shall be senior, unsecured obligations of each Guarantor and rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated obligations from time to time outstanding.

Section 2.11      Defeasance

The Issuer may elect, at its option at any time but subject to compliance with Article 12 of the Base Indenture, to effect legal defeasance or covenant defeasance with respect to the Notes in whole but not in part pursuant to Section 12.2 or Section 12.3 of the Base Indenture (or both).

Section 2.12      Waiver of Jersey Customary Law Rights.

The Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

(a)   whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this First Supplemental Indenture or any Guarantee in respect of the obligations assumed by it under this First Supplemental Indenture or any Guarantee; and

(b)  whether by virtue of the droit de division or otherwise to require that any liability under this First Supplemental Indenture or any Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever.

5

ARTICLE Three

Form of Notes

Section 3.01      Forms Generally.

The Notes shall be in substantially the forms set forth in this Section 3.01, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Upon their original issuance, Notes offered and sold shall be issued in the form of one or more Global Securities in definitive, fully registered form, without coupons, substantially in the form set forth in this Section 3.01, with such applicable legends as provided herein. Such Global Securities shall be registered in the name of the Depositary, or its nominee, and deposited with the Registrar, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee (if such Global Securities are to be authenticated by both the Trustee and the Authenticating Agent) and the Authenticating Agent as hereinafter provided. The aggregate amount of any Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for the Depositary, as provided in the Base Indenture.

(a)   Form of Face of Note.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO WPP 2025 LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH

6

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE , AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 92944A AA1

ISIN No. US92944AAA16

Common Code: 333302209

WPP 2025 LLC

6.500% Senior Note due 2036

..........................................................................

No. .........	U.S.$......

WPP 2025 LLC (herein called the “Issuer”, which term includes any Successor Person under the Base Indenture, as supplemented by the First Supplemental Indenture hereinafter referred to), a limited liability company incorporated under the laws of Delaware, for value received, hereby promises to pay to Cede & Co., or its registered assigns, $[ ] Dollars, the initial principal amount specified on Schedule A hereto (such initial principal amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “principal”) on March 30, 2036 or any other Maturity Date. This Note shall bear interest at the rate of 6.500% per annum, from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal hereof is paid or made available for payment. Interest shall be payable semi-annually on March 30 and September 30 (each an “Interest Payment Date”), beginning on September 30, 2026, to the Holders in whose names this Note is registered at the close of business on March 15 or September 15 (each a “Regular Record Date”), as the case may be, immediately preceding the related Interest Payment Date.

7

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, interest will be paid the following day that is a Business Day with the full force and effect as if paid on the Interest Payment Date.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.500% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Any interest payable, but not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given by (i) the Issuer to the Trustee and the Paying Agent, and (ii) by the Paying Agent to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture, as supplemented by the First Supplemental Indenture.

Payment of principal, premium, if any, interest and Additional Amounts, if any, on this Note shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Base Indenture, as supplemented by the First Supplemental Indenture, provided, however, that if this Note is not a Global Security, payment may be made at the office or agency of the Issuer maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); and payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that at the option of the Issuer payments of any interest on the Notes (other than at Maturity) may be made, in the case of a registered Holder of at least U.S.$5,000,000 principal amount of Notes, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered Holder so elects by giving written notice to the Trustee and the Paying Agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the Trustee and the Paying Agent may each accept in their discretion). Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder. The Issuer shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

8

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee and/or Authenticating Agent, as relevant, referred to on the reverse hereof, including in the case of the Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Base Indenture, as supplemented by the First Supplemental Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by a Director or Authorized Officer.

Dated: March 30, 2026

WPP 2025 LLC

Name:
Title:

Certificate of Authentication:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 30, 2026

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	CITIBANK, N.A.
as Authenticating Agent

By:
Authorized Signatory

(b)  Form of Reverse of Note.

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of March 30, 2026 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of March 30, 2026 (herein called the “First Supplemental Indenture”; the Base Indenture, as

9

supplemented by the First Supplemental Indenture, the “Indenture”), each among the Issuer, WPP PLC, a public company limited by shares incorporated under the laws of Jersey (the “Parent Guarantor”), WPP JUBILEE LIMITED, a private limited company organized and existing under the laws of England and Wales and WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors” which term includes any successor Guarantor under the Indenture), Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), Citibank, N.A., as the initial Registrar and Paying Agent, and reference is hereby made to the Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and Agents and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Indenture.

The Subsidiary Guarantors and the Parent Guarantor have fully and unconditionally guaranteed, on a joint and several basis, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture. To the extent set forth in the applicable Board Resolutions or a supplemental indenture, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture may also be guaranteed by any other Guarantor that may guarantee the Notes.

Prior to December 30, 2035 (three months prior to their Maturity date) (the “Par Call Date”), the Issuer may redeem the Notes in whole or in part, at its option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)       (i) the sum of the present values determined by the Issuer of the remaining scheduled payments of principal and interest thereon (assuming the Notes matured on the Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less (ii) accrued and unpaid interest to, but excluding, the Redemption Date, and

(b)       100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any one time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

10

In connection with such optional redemption the following defined terms apply:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m. New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury Constant Maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

11

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor the Paying Agent shall be responsible for calculating the redemption price or for verifying any calculations of such redemption price. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

If the Issuer decides to redeem fewer than all of the outstanding Notes (a partial redemption) and the Notes to be redeemed are Global Securities then held by DTC (or another depositary), the Notes to be redeemed shall be selected in accordance with the procedures of DTC (or such other depositary) or by lot. No Notes of a principal amount of less than $1,000 will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

In addition to its ability to redeem this Note pursuant to the foregoing, this Note may be redeemed by the Issuer on the terms set forth and as more fully described in the Indenture, in certain circumstances where the Issuer or a Guarantor would be required to pay Additional Amounts in respect hereof as a result of certain events relating to taxation and such obligation cannot be avoided by the Issuer or such Guarantor by taking reasonable measures available to the Issuer or the Guarantor, as provided in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

As provided in Section 11.9 of the Base Indenture and the First Supplemental Indenture, the Issuer shall have the right to redeem the Notes upon the occurrence of certain events relating to taxation, as a result of which the Issuer or a Guarantor becomes obligated to pay Additional Amounts on the Notes, in which case the Issuer may redeem the Notes in whole but not in part at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued and unpaid interest). On or before the Redemption Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but excluding, the Redemption Date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Registrar or Paying Agent, as applicable, in accordance with the procedures of DTC (or such other depositary) or by lot.

Upon the occurrence of a Change of Control Repurchase Event (as defined below), unless the Issuer has exercised its right to redeem the Notes pursuant to Section 11.8 of the Base Indenture or the First Supplemental Indenture, each holder shall have the option to require the Issuer to repurchase all or any portion of its Notes (in principal amounts of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) on the Repurchase Date (as defined below) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date).

12

Within 30 days following the date upon the Issuer becoming aware that a Change of Control Repurchase Event has occurred or, at the Issuer’s option, prior to any Change of Control Repurchase Event, but after the public announcement of an impending Change of Control Repurchase Event, the Issuer shall deliver or cause to be delivered a notice of such Change of Control Repurchase Event electronically in accordance with the applicable DTC procedures, with a copy to the Trustee, and the Agents, and the Issuer shall, and at any time upon the Registrar having actual knowledge, the Registrar may, and if so requested by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, shall (subject in each case to the Registrar being indemnified and/or secured to its satisfaction), give notice (a “Change of Control Repurchase Event Notice”) to the holders specifying the nature of the Change of Control Repurchase Event and the procedure for exercising the holders’ repurchase option.

To exercise the option to require the repurchase of a Note following the occurrence of a Change of Control Repurchase Event the holder of the Note must deliver such Note, on any Business Day during the period beginning no earlier than 10 days from the date on which the Change of Control Repurchase Event Notice is given and ending 60 days from the date such notice is given (the “Repurchase Period”), at the specified office of the Paying Agent, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) which shall be provided with the Change of Control Repurchase Event Notice (a "Change of Control Repurchase Notice"). A Change of Control Repurchase Notice, once given, shall be irrevocable unless the Issuer elects to permit revocations. All Notes submitted for repurchase shall be purchased by the Issuer on the date that is 3 Business Days after the expiration of the Repurchase Period (the “Repurchase Date”).

On the Repurchase Date, the Issuer will:

(a)	accept for payment all Notes or portions of Notes (in principal amounts of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) properly tendered pursuant to the repurchase option;
(b)	deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered;
(c)	deliver or cause to be delivered to the Paying Agent (with a copy to the Trustee) the Notes properly accepted, together with an Officers' Certificate (upon which the Trustee and Paying Agent may conclusively rely) stating the aggregate principal amount of Notes being purchased; and
(d)	instruct the Registrar in writing (with a copy to the Trustee) to cancel all Notes or portions of Notes so repurchased and delivered, and the Registrar shall promptly cancel such Notes in accordance with its customary procedures.

The Paying Agent will promptly mail to each holder of Notes properly tendered the repurchase price for the Notes, and the Authenticating Agent will promptly authenticate and mail (or cause to be transferred by book- entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

13

The Issuer will comply with the requirements of Rule l4e-l under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Trustee and Paying Agent are each under no obligation to ascertain whether a Change of Control Repurchase Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Repurchase Event or Change of Control has occurred and, until the Trustee or the Paying Agent, as applicable shall have actual knowledge or written notice pursuant to the Base Indenture to the contrary, the Trustee or the Paying Agent, as applicable may assume that no Change of Control Repurchase Event or Change of Control (as defined below) or other such event has occurred.

A “Change of Control” means the occurrence of any of the following:

(a)	(i) the consummation of any transaction, including any merger or consolidation, as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a holding company whose shareholders are or are to be substantially similar to WPP plc’s shareholders immediately prior to such company becoming WPP plc's parent company, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, as a result of a purchase, merger or otherwise, of (x) more than 50 percent of the issued ordinary share capital of WPP plc, or, in lieu thereof after the creation of a New Parent (as defined below), more than 50 percent of the issued ordinary share capital of the New Parent or (y) shares in the capital of WPP plc carrying more than 50 percent of the voting rights (“Voting Stock”) normally exercisable at a general meeting of WPP plc, or, in lieu thereof after the creation of a New Parent, more than 50 percent of the Voting Stock of the New Parent normally exercisable at a general meeting of the New Parent; or (ii) any Guarantor ceases to be a direct or indirect Subsidiary of WPP plc or any Parent Guarantor;
(b)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of WPP plc and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to WPP plc or one of its Subsidiaries or, in lieu thereof after the creation of a New Parent,
14

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the New Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the New Parent or one of its Subsidiaries; or

(c)	the adoption of a plan relating to the liquidation or dissolution of WPP plc or, in lieu thereof after the creation of a New Parent, the adoption of a plan relating to the liquidation or dissolution of the New Parent

(each of the events set forth in clauses (a), (b) and (c), a “Change of Control”).

A “below investment grade rating event” means at the time of the occurrence of a Change of Control, (i) the Notes carry an Investment Grade credit rating from at least three Rating Agencies and such ratings from at least two Rating Agencies are, within a period ending 120 days after announcement of the Change of Control having occurred (or such longer period as the Notes are under consideration, announced publicly within such 120-day period, for rating review), each downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse), or (ii) the Notes carry an Investment Grade credit rating from one or two Rating Agencies and any such rating is, within a period ending 120 days after announcement of the Change of Control having occurred (or such longer period as the Notes are under consideration, announced publicly within such 120 day period, for rating review), downgraded to a non-investment grade credit rating (Bal/BB+, or equivalent, or worse), or (iii) if the Notes are rated by three Rating Agencies, the ratings of the Notes from at least two Rating Agencies are withdrawn or, if the Notes are rated by either one or two Rating Agencies at such time, any rating is withdrawn.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a below investment grade rating event with respect to the Notes.

“Investment Grade” means a rating of Baa3/BBB-, or equivalent, or better from any Rating Agency (as defined below).

Notwithstanding the foregoing, if at the time of the occurrence of the Change of Control the Notes carry either a non-investment grade credit rating from each Rating Agency then assigning a credit rating to the Notes or no credit rating from any Rating Agency, a Change of Control Repurchase Event will be deemed to occur upon the occurrence of a Change of Control alone.

For the purposes of the foregoing provisions, “New Parent” means any Parent Guarantor whose equity ownership is substantially the same as WPP plc or any prior Parent Guarantor immediately prior to such New Parent becoming a Parent Guarantor.

For the purposes of the foregoing provisions, (i) “Rating Agencies” means Moody's, S&P and Fitch, and, if any of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Issuer, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (pursuant to a Board Resolution) as a replacement agency for Moody’s, S&P or Fitch or one or more of them, as the case may be, and “Rating Agency” means any one of them; (ii) “Moody’s” means Moody’s Investors Services, Inc., or any successor thereto; (iii) “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto; and (iv) “Fitch” means Fitch Ratings Ltd, or any successor thereto.

15

If an Event of Default with respect to Notes shall occur and be continuing, the aggregate principal amount of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Note is a part or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, any Note or the date fixed for redemption of any Note shall not be a Business Day at a Place of Payment, then payment of the principal amount, premium, if any, or interest, need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

All payments in respect of the Notes and the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (a) the United States and any other jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or any of the Guarantors is incorporated or organized or resident (or deemed for tax purposes to be resident) (including, for the avoidance of doubt, any jurisdiction in which a successor to the Issuer or any Guarantor is incorporated, organized or resident (or deemed for tax purposes to be resident), or (b) the jurisdiction (or any political subdivision or taxing authority thereof or therein) from or through which a payment on the Notes or the Guarantees is made by or on behalf of the Issuer or a Guarantor (each, an “Applicable Taxing Jurisdiction”), unless such Taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer or the Guarantors will pay by way of additional interest on the Notes such additional amounts of, or in respect of, principal, premium, if any, and interest (“Additional Amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such Additional Amounts) in the payment to each Holder of the Notes of the amounts that would have been payable in respect of such Note or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(a)	any Taxes that would not have been imposed but for the fact that such Holder:
(i)	is or was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, such Note or Guarantee;
(ii)	presented (if presentation is required) such Note or Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of
16

such Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of thirty (30) days; or

(iii)	is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(b)	any estate, inheritance, gift, sale, transfer, personal property or similar taxes;
(c)	any Taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal, premium, if any, or interest on such Notes or Guarantee, as the case may be;
(d)	any Taxes that are imposed or withheld by reason of (i) the holder or beneficial owner not delivering a valid, properly completed, U.S. Internal Revenue Service Form W-8 or W-9 or any successor or substitute form to any withholding agent or any other person, or (ii) the failure to comply by the Holder or the beneficial owner of the Note with a request from the Issuer or any Guarantor addressed to the Holder and received by such Holder at least thirty (30) days prior to the first payment date with respect to which such information is required (a) to provide any other information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any other declaration or other similar claim or satisfy any other information or reporting requirement, which, in the case of (ii)(a) or (ii)(b), is required or imposed by a statute, treaty, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(e)	any taxes payable pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto;
(f)	any U.S. federal withholding Taxes imposed as a result of the Holder or beneficial owner of the Note: (i) being a controlled foreign corporation for U.S. federal income tax purposes related to the Issuer or Guarantor; (ii) being or having been a “10-percent shareholder” of the Guarantor or the Issuer as defined in Section 871(h)(3) of the Code; or (iii) being or being treated as a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or
(g)	any combination of items (a), (b), (c), (d), (e) and (f);

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any such Note or Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

17

All references herein, in the Indenture, and in one or more supplemental indentures thereto, the Notes and the Guarantees to principal, premium, if any, interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors, on the one hand, and the rights of the Holders of the Notes of each series on the other hand to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive, on behalf of the Holders of all Notes of such series, compliance by the Issuer or the Guarantors, or all or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of at least 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest (including Additional Amounts) hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and

18

interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Agents or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer to the Registrar (and written notification from the Registrar thereof), the Issuer, the Guarantors, the Trustee, the Agents and any agent of the Issuer, the Guarantors or the Trustee or Agents may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Guarantors, the Trustee, the Agents nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.5 of the Base Indenture on transfers and exchanges of Global Securities.

This Note, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note and the Guarantees set forth below which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

________________

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—____________
TEN ENT - as tenants by the	(Cust)
entireties	Custodian ____________under Uniform
JT TEN - as joint tenants with right	(Minor)
of survivorship and not as	Gifts to Minors Act ______________
tenants in common	(State)
19

Additional abbreviations may also be used
though not in the above list.

20

[IF NOTE IS A GLOBAL SECURITY, INSERT AS A SEPARATE PAGE]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

Initial Principal Amount: U.S.$

The following increases or decreases in this Global Security have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

21

FORM OF TRANSFER CERTIFICATE

To assign and transfer this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Guarantors. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

22

Section 3.02      Form of Trustee’s Certificate of Authentication

The Trustee’s and the Authenticating Agent’s, as applicable, certificate of authentication shall be in substantially the following form:

Certificate of Authentication:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: ______________

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	CITIBANK, N.A.
as Authenticating Agent

By:
Authorized Signatory

ARTICLE Four
Miscellaneous Provisions

Section 4.01      Separability of Invalid Provisions

In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 4.02      Execution in Counterparts

This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. To the greatest extent permitted by applicable law, the exchange of copies of this First Supplemental Indenture and of signature pages by electronic

23

transmission (including in .pdf or other generally accepted electronic format) or by use of electronic signatures (including DocuSign or other electronic signature technology) shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted electronically shall be deemed to be their original signatures for all purposes.

Section 4.03      Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

Section 4.04      Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Base Indenture, as supplemented by this First Supplemental Indenture, once the Base Indenture, as supplemented by this First Supplemental Indenture, is qualified under the Trust Indenture Act, the latter provision shall control. If any provision of the Base Indenture, as supplemented by this First Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Base Indenture, as supplemented by this First Supplemental Indenture, as so modified or to be excluded, as the case may be.

Section 4.05      Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 4.06      Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Issuer and the Guarantors shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee and the Agents, as applicable, in this First Supplemental Indenture shall bind their successors and assigns, whether so expressed or not.

Section 4.07      Benefits of Indenture.

Nothing in the Base Indenture, as supplemented by this First Supplemental Indenture, or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 4.08      Governing Law.

24

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES (AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR RELATED THERETO) THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

Section 4.09      Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Jury Trial.

(a)   The Issuer, the Guarantors, the Trustee and the Agents agree that any legal suit, action or proceeding arising out of or relating to this First Supplemental Indenture, and each of the Issuer and the Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Notes and the Guarantees, may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Issuer and the Guarantors hereby appoints Corporate Creations Network Inc., 600 Mamaroneck Avenue #400, Harrison, New York 10528, United States as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this First Supplemental Indenture, the Notes or the Guarantees, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Trustee, the Agents, or by the Holder of any Note. Each of the Issuer and each Guarantor reserves the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in their discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor and notice to the Trustee, the Agents, and the Holders of the successor Authorized Agent, the appointment of the prior Authorized Agent shall terminate. If for any reason the designee, appointee and agent hereunder ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and each Guarantor shall appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Issuer and the Guarantors further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force and effect until this First Supplemental Indenture has been satisfied and discharged in accordance with Article Four or Article Twelve of the Base Indenture.

(b)  Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, or the Agents, as applicable, together with written notice of such service mailed or delivered to the Issuer or the Guarantors shall be deemed, in every respect, effective

25

service of process on the Issuer or the Guarantors, as the case may be. Each of the Issuer, the Guarantors, the Trustee and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this First Supplemental Indenture, the Notes, the Guarantees and the transactions contemplated hereby.

Section 4.10      Priority of First Supplemental Indenture.

In the event any conflict arises between the terms of the Base Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be controlling and supersede such conflicting terms of the Base Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Base Indenture shall remain in full force and effect with respect to the Notes.

Section 4.11      Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s and/or Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, and the Trustee, Paying Agent, Registrar and the Authenticating Agent assume no responsibility for their correctness. The Trustee, Paying Agent, Registrar and the Authenticating Agent make no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee, Paying Agent, Registrar and the Authenticating Agent shall not be accountable for the use or application by the Issuer or the Guarantors of the Notes or the proceeds thereof.

Section 4.12      U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Agents, as applicable. The parties to this First Supplemental Indenture agree that they will provide the Trustee and the Agents, as applicable with such information as they may reasonably request in order for the Trustee or the Agents, as applicable to satisfy the requirements of the U.S.A. Patriot Act.

26

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

ISSUER:

WPP 2025 LLC

By:	/s/ Paul Stasiulis
Name:	Paul Stasiulis
Title:	Manager

[WPP 2025 LLC First Supplemental Indenture]

PARENT GUARANTOR:

WPP PLC

By:	/s/ Joanne Wilson
Name:	Joanne Wilson
Title:	Chief Financial Officer

[WPP 2025 LLC First Supplemental Indenture]

GUARANTOR:

WPP JUBILEE LIMITED

By:	/s/ Alexander Ashby
Name:	Alexander Ashby
Title:	Director

[WPP 2025 LLC First Supplemental Indenture]

GUARANTOR:

WPP 2005 LIMITED

By:	/s/ Alexander Ashby
Name:	Alexander Ashby
Title:	Director

[WPP 2025 LLC First Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Arlene Thelwell
Name:	Arlene Thelwell
Title:	Vice President

[WPP 2025 LLC First Supplemental Indenture]

REGISTRAR AND PAYING AENT:

CITIBANK, N.A.,
as Registrar and Paying Agent and Authenticating Agent

By:	/s/ Peter Lopez
Name:	Peter Lopez
Title:	Senior Trust Officer

[WPP 2025 LLC First Supplemental Indenture]